Platinum Group Metals Ltd.	800 - 409 Granville Street, Vancouver BC, V6C 1T2 T: (604) 899-5450 F: (604) 484-4710 E: info@platinumgroupmetals.net W: www.platinumgroupmetals.net

April 21, 2003

OFFICE SERVICES TERM SHEET

between

PLATINUM GROUP METALS LTD. (the "Company" or PTM) and

MAG SILVER CORP. ("MAG")

PTM to Provide to MAG

  Office space - approximately 250 square feet;

  Storage space, shelving and filing;

  Office furniture to include but not limited to: desk, desk chair, small board table, 4 guest chairs & cabinet;

  Access to a secure server network for computer needs;

  Access to common area and kitchen;

  Use of printers and photocopier;

  Access to a boardroom;

  Secretarial services to include book-keeping and general administration

Compensation to PTM

RENT - $1,500 which includes:

  approximately 250 sq ft corner office furnished (R. Michael Jones' former office)

  kitchen and common area

  computer network space and secure server

  printers, photocopier & fax machine

  storage and filing space as needed

  office furniture (desk, chairs, cabinet)

ADMINISTRATION -$200/day, ~7.5 days a month (one person's time) = $1,500 includes:

  manning the phones

  general correspondence

  typing/word processing

  organization and filing

FINANCIAL ACCOUNTING SERVICES - $4,000/month includes:

Bookkeeping, Accounting and Accounts Payable Administration

  payment and maintenance of corporate accounts payable

  printing cheques

  maintaining general ledger

  data entry and bookkeeping

.../2

Preparation of Financial Statements

  services of qualified accountant for preparation of a draft of financial statements for management approval on a quarterly and annual basis.

  review of management's draft of Discussion and Analysis on a quarterly and annual basis.

REGULATORY FILING SERVICES - $1,000/month includes:

  assistance with filing statements

  news and material change reports on SEDAR and with the Exchange and Commissions

*outside costs in addition to this

TOTAL RETAINER CHARGE = $8,000

Additional Costs

UTILITIES and GENERAL OFFICE EXPENSE - per usage, includes:

  phone line (one with a roll over lines and voice messaging) and long distance stationary (individual items purchased by MAG and stored accordingly, larger quantity items i.e. paper, will be split based on percentage of users)

OVERHEAD CHARGE - 5% on top of monthly invoice based on:

  monitoring inventory and billing for whole office items

  maintenance of work environment

  coordination of shared staffing/associates

Duration, Termination and Adjustments

The initial service for April will include Rent and Administration for $2,000. May and June will be discounted $1,000 from the Financial Accounting Services for a total of $7,000. As of July 1, 2003 the agreement fee will be $8,000 per month.

This arrangement will endure on a month-to-month basis. If time or charges are found to be inequitable to either party, they will negotiate amendments in good faith. MAG is not authorized to order or authorize expenditures in PTM's name for PTM to bill later.

In the event that either PTM or MAG wishes to terminate the arrangement, 3-month notice must be submitted to the other party in writing.

Agreed and accepted this 2nd day, May 2003.

Platinum Group Metals Ltd.

MAG Silver Corp.

/s/ R. Michael Jones

/s/ George Young

________________________________                                ________________________________

R. Michael Jones

George Young

President

President
Platinum Group Metals Ltd 800 - 409 Granville Street, Vancouver BC, V6C 1T2	2 of 2

Platinum Group Metals Ltd.	800 - 409 Granville Street, Vancouver BC, V6C 1T2 T: (604) 899-5450 F: (604) 484-4710 E: info@platinumgroupmetals.net W: www.platinumgroupmetals.net

August 12, 2003

AMMENDED

OFFICE SERVICES TERM SHEET

between

PLATINUM GROUP METALS LTD. (the "Company" or PTM) and

MAG SILVER CORP. ("MAG")

PTM to Provide to MAG

  Office space - approximately 250 square feet;

  Storage space, shelving and filing;

  Office furniture to include but not limited to: desk, desk chair, small board table, 4 guest chairs & cabinet;

  Access to a secure server network for computer needs;

  Access to common area and kitchen;

  Use of printers and photocopier;

  Access to a boardroom;

  Secretarial services to include book-keeping and general administration

Compensation to PTM

RENT - $1,500 which includes:

  approximately 250 sq ft corner office furnished (R. Michael Jones' former office)

  kitchen and common area

  computer network space and secure server

  printers, photocopier & fax machine

  storage and filing space as needed

  office furniture (desk, chairs, cabinet)

ADMINISTRATION -$200/day, ~17.5 days a month (one person's time) = $3,500 includes:

  manning the phones

  general correspondence

  typing/word processing

  organization and filing

FINANCIAL ACCOUNTING SERVICES - $5,000/month includes:

Bookkeeping, Accounting and Accounts Payable Administration

  payment and maintenance of corporate accounts payable

  printing cheques

  maintaining general ledger

  data entry and bookkeeping

.../2

Preparation of Financial Statements

  services of qualified accountant for preparation of a draft of financial statements for management approval on a quarterly and annual basis.

  review of management's draft of Discussion and Analysis on a quarterly and annual basis.

REGULATORY FILING SERVICES - $2,000/month includes:

  assistance with filing statements

  news and material change reports on SEDAR and with the Exchange and Commissions

*outside costs in addition to this

TOTAL RETAINER CHARGE = $12,000

Additional Costs

UTILITIES and GENERAL OFFICE EXPENSE - per usage, includes:

  phone line (one with a roll over lines and voice messaging) and long distance stationary (individual items purchased by MAG and stored accordingly, larger quantity items i.e. paper, will be split based on percentage of users)

OVERHEAD CHARGE - 5% on top of monthly invoice based on:

  monitoring inventory and billing for whole office items

  maintenance of work environment

  coordination of shared staffing/associates

Duration, Termination and Adjustments

This arrangement will endure on a month-to-month basis. If time or charges are found to be inequitable to either party, they will negotiate amendments in good faith. MAG is not authorized to order or authorize expenditures in PTM's name for PTM to bill later.

In the event that either PTM or MAG wishes to terminate the arrangement, 3-month notice must be submitted to the other party in writing.

Agreed and accepted this 1st day, august 2003.

Platinum Group Metals Ltd.

MAG Silver Corp.

/s/ R. Michael Jones

/s/ George Young

________________________________                                ________________________________

R. Michael Jones

George Young

President

President
Platinum Group Metals Ltd 800 - 409 Granville Street, Vancouver BC, V6C 1T2	2 of 2